                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

This  Agreement,  made and entered into this 27th day of January,  2000,  by and between SECURITY EQUITY FUND, a Kansas corporation  (hereinafter  referred to as the "Fund"),  and SECURITY MANAGEMENT  COMPANY,  LLC, a Kansas limited liability company (hereinafter referred to as "SMC");

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end,  management  investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS,  SMC is willing to provide  investment  research  and  advice,  general administrative,  fund  accounting,  transfer  agency,  and  dividend  disbursing services to the Fund on the terms and  conditions  hereinafter  set forth and to arrange for the  provision  of all other  services  (except  for those  services specifically  excluded  in  this  Agreement)  required  by the  Fund,  including custodial, legal, auditing and printing;

NOW,  THEREFORE,  in  consideration  of the premises and mutual  agreements made herein, the parties agree as follows:

 1.  EMPLOYMENT  OF SMC.  The Fund hereby  employs SMC to (a) act as  investment adviser  to the Fund with  respect to the  investment  of its assets and to supervise  and arrange for the purchase of  securities  of the Fund and the sales of securities  held in the portfolio of the Fund,  subject  always to the  supervision of the Board of Directors of the Fund (or a duly appointed committee thereof), during the period and upon and subject to the terms and
     conditions   described   herein;   (b)  provide   the  Fund  with   general
     administrative,  fund accounting,  transfer agency, and dividend disbursing services  described and set forth in Schedule A attached  hereto and made a part of this Agreement by reference;  and (c) arrange for, and monitor, the provision to the Fund of all other services required by the Fund, including but not limited to  services of  independent  accountants,  legal  counsel, custodial services and printing. SMC may, in accordance with all applicable legal  requirements,  engage the  services  of other  persons or  entities, regardless  of any  affiliation  with SMC, to provide  services to the Fund under this  Agreement.  SMC shall bear the expense of providing  such other services  to the Equity and Global  Series.  Total  Return  Series,  Social
     Awareness Series, Value Series, Small Company Series, International Series,
     Enhanced  Index  Series and Select 25 Series shall bear the expense of such other services and all other expenses of the Series. SMC agrees to maintain sufficient  trained  personnel  and  equipment  and supplies to perform its responsibilities  under this  Agreement and in conformity  with the current
     Prospectus of the Fund and such other  reasonable  standards of performance as the Fund may from time to time specify and shall use reasonable  care in selecting and  monitoring the  performance  of third  parties,  who perform services for the Fund.  SMC shall not  guarantee  the  performance  of such persons.

     SMC hereby  accepts  such  employment  and agrees to perform  the  services required by this Agreement for the compensation herein provided.

 2.  ALLOCATION OF EXPENSES AND CHARGES.

     (a)  EXPENSES OF SMC.  SMC shall pay all  expenses in  connection  with the performance  of its  services  under this  Agreement,  including  with respect to the Equity and Global Series, all fees and charges of third parties providing  services to the Fund,  whether or not such expenses are billed to SMC or the Fund, except as provided otherwise herein.

     (b)  EXPENSES  OF THE FUND.  Anything  in this  Agreement  to the  contrary notwithstanding,  the Fund shall pay or reimburse  SMC for the payment of the following  described expenses of the Fund whether or not billed to the Fund, SMC or any related entity:

            (i)  brokerage fees and commissions;
           (ii)  taxes;
          (iii)  interest expenses;
           (iv)  any  extraordinary  expenses approved by the Board of Directors of the Fund; and
            (v)  distribution  fees paid under the  Fund's  Class A, Class B and
                 Class C Distribution Plans.

          and, in addition  to those  expenses  set forth  above,  Total  Return
          Series,  Social Awareness Series,  Value Series, Small Company Series,
          International Series, Enhanced Index Series and Select 25 Series shall pay all expenses of the Series  whether or not billed to the Fund, SMC or any related  entity,  including,  but not limited to the following:
          Board of Directors'  fees;  legal,  auditing and accounting  expenses;
          insurance premiums; broker's commissions;  taxes and governmental fees and any  membership  dues;  fees of  custodian;  expenses of obtaining quotations  on the  Fund's  portfolio  securities  and  pricing of the
          Fund's shares;  costs and expenses in connection with the registration of the  Fund's  capital  stock  under the  Securities  Act of 1933 and qualification  of the Fund's  capital stock under the Blue Sky laws of the  states  where  such  stock is  offered;  costs  and  expenses  in connection  with the  registration  of the Fund  under the  Investment
          Company  Act of 1940  and all  periodic  and  other  reports  required thereunder;  expenses of preparing, printing and distributing reports, proxy statements, prospectuses,  statements of additional information, notices and  distributions to  stockholders;  costs of stockholder and other  meetings;  and  expenses of  maintaining  the Fund's  corporate existence.  Notwithstanding the foregoing,  SMC shall pay all expenses related to the initial  registration and  qualification of the Class C shares of Total Return Series,  Social Awareness Series, Value Series,
          Small Company Series,  International Series, Enhanced Index Series and
          Select 25  Series,  under the Blue Sky laws of the  states  where such class of stock is offered.

     (c)  EXPENSE CAP.  For each of the Fund's full fiscal years this  Agreement remains in force,  SMC agrees  that if total  annual  expenses of each
          Series of the Fund  identified  below,  exclusive of interest,  taxes, extraordinary  expenses  (such  as  litigation),  brokerage  fees  and commissions,  and 12b-1 fees paid  under a Fund's  Class A, Class B or
          Class C  Distribution  Plans,  but  inclusive  of SMC's  compensation, exceeds  the amount  set forth  below (the  "Expense  Cap"),  SMC will contribute to such Series such funds or waive such portion of its fee, adjusted  monthly,  as may be required to insure that the total annual expenses  of the  Series  will not  exceed the  Expense  Cap.  If this
          Agreement  shall be effective  for only a portion of a Series'  fiscal year,  then the maximum  annual  expenses  shall be prorated  for such portion.

                                   EXPENSE CAP

             International Series, Class A, B and C shares - 2.25%
             Enhanced Index Series, Class A, B and C shares - 1.75%
             Select 25 Series, Class A, B and C shares - 1.75%

 3.  COMPENSATION OF SMC.

     (a)  As  compensation  for the  services  to be  rendered  by SMC to Equity
          Series and Global Series as provided for herein, for each of the years this  Agreement  is in  effect,  the Fund  shall pay SMC an annual fee equal to (1) 2 percent of the first $10 million of the  average  daily net assets, 1 1/2 percent of the next $20 million of the average daily net assets, and 1 percent of the remaining average daily net assets of the Equity  Series of the Fund for any fiscal year,  and (2) 2 percent of the first $70  million  of the  average  daily net assets and 1 1/2 percent of the remaining average daily net assets of the Global Series of the Fund for any fiscal year.  Such fees shall be determined  daily and payable  monthly.  As  compensation  for the  investment  advisory services  to be  rendered  by SMC to Social  Awareness  Series,  Value
          Series and Small Company Series,  for each of the years this Agreement is in effect,  the Social  Awareness  Series,  Value  Series and Small
          Company  Series  shall each pay SMC an annual fee equal to 1% of their respective  average  daily net  assets.  Such fee shall be  calculated daily and payable monthly. As compensation for the investment advisory services to be rendered by SMC to International Series for each of the years this Agreement is in effect, the International  Series shall pay
          SMC an annual fee equal to 1.10% of its average daily net assets. Such fee shall be calculated daily and payable monthly. As compensation for the investment advisory services to be rendered by SMC to Total Return
          Series,  Enhanced  Index  Series  and Select 25 Series for each of the years this Agreement is in effect,  the Total Return Series,  Enhanced
          Index  Series  and  Select 25 Series  shall each pay SMC an annual fee equal to .75% of their respective  average daily net assets.  Such fee shall be calculated daily and payable monthly. As compensation for the administrative services to be rendered by SMC to International Series, the International  Series shall pay SMC an annual fee equal to .05% of the average daily net assets of International Series, plus the greater of .10% of its  average  daily net  assets or (i)  $30,000 in the year ended  January 31, 2000;  (ii) $45,000 in the year ending  January 31,
          2001 and (iii) $60,000 thereafter. Such fees shall be calculated daily and payable monthly.  As compensation for the administrative  services to be rendered by SMC to Total Return Series, Social Awareness Series,
          Value Series,  Small Company Series,  Enhanced Index Series and Select
          25 Series,  each such Series shall pay SMC an annual fee equal to .09%
          of their  respective  average  daily net  assets.  Such fees  shall be calculated  daily and  payable  monthly.  If this  Agreement  shall be effective for only a portion of a year,  then SMC's  compensation  for said year shall be prorated  for such  portion.  For  purposes of this
          Section  3,  the  value  of the net  assets  of each  Series  shall be computed  in the same  manner  at the end of the  business  day as the
          value  of  such  net  assets  is  computed  in  connection   with  the
          determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

          For transfer agency  services  provided by SMC to Total Return Series,
          Social  Awareness   Series,   Value  Series,   Small  Company  Series,
          International  Series,  Enhanced  Index Series,  and Select 25 Series,
          each such Series shall pay a Maintenance  Fee of $8.00 per account,  a
          Transaction  Fee of $1.00 per account and a Dividend  Fee of $1.00 per account.

     (b)  For each of the Fund's fiscal years this  Agreement  remains in force,
          SMC agrees  that if total  annual  expenses of any Series of the Fund, exclusive  of  interest  and taxes,  extraordinary  expenses  (such as litigation) and distribution fees paid under the Fund's Class A, Class
          B and Class C Distribution Plans, but inclusive of SMC's compensation, exceed  any  expense  limitation  imposed by state  securities  law or regulation in any state in which shares of such Series of the Fund are then qualified for sale, as such  regulations may be amended from time to time,  SMC will  contribute to such Series such funds or waive such portion of its fee,  adjusted  monthly,  as may be requisite to insure that such annual expenses will not exceed any such limitation. If this
          Agreement  shall be effective for only a portion of any Series' fiscal year,  then the maximum  annual  expenses  shall be prorated  for such portion.  Brokerage fees and  commissions  incurred in connection with the purchase or sale of any securities by a Series shall not be deemed to be expenses within the meaning of this paragraph (b).

 4.  INVESTMENT ADVISORY DUTIES.

     (a)  INVESTMENT   ADVICE.   SMC  shall  regularly  provide  the  Fund  with
          investment research,  advice and supervision,  continuously furnish an investment program,  recommend which securities shall be purchased and sold  and  what  portion  of the  assets  of the  Fund  shall  be held uninvested  and  arrange  for the  purchase  of  securities  and other investments  for  the  Fund  and  the  sale of  securities  and  other investments  held in the portfolio of the Fund. All investment  advice furnished by SMC to the Fund under this paragraph 4 shall at all times conform to any  requirements  imposed by the  provisions of the Fund's
          Articles of  Incorporation  and Bylaws,  the 1940 Act, the  Investment
          Advisors  Act of  1940  and  the  rules  and  regulations  promulgated thereunder,  and other applicable  provisions of law, and the terms of the  registration  statements of the Fund under the  Securities Act of
          1933 ("1933  Act")  and/or the 1940 Act, as may be  applicable  at the time,  all as from time to time  amended.  SMC shall advise and assist the  officers or other  agents of the Fund in taking such steps as are necessary or  appropriate  to carry out the  decisions of the Board of
          Directors of the Fund (and any duly appointed  committee thereof) with regard to the foregoing  matters and the general account of the Fund's business.

     (b)  SUBADVISERS.  Subject  to the  provisions  of the  1940  Act  and  any applicable  exemptions  thereto,  SMC is  authorized,  but is under no obligation,  to enter into sub-advisory  agreements (the "Sub-Advisory
          Agreements")  with one or more  subadvisers  (each a "Subadviser")  to provide  investment  advisory services to any series of the Fund. Each
          Subadviser shall have investment discretion with respect to the assets of the series assigned to that Subadviser by SMC.  Consistent with the provisions of the 1940 Act and any applicable  exemption thereto,  SMC
          may  enter  into   Sub-Advisory   Agreements  or  amend   Sub-Advisory
          Agreements  without the approval of the  shareholders  of the effected series.

     (c)  PORTFOLIO TRANSACTIONS AND BROKERAGE.

            (i)  Transactions in portfolio  securities shall be effected by SMC, through brokers or otherwise (including affiliated brokers), in the manner  permitted in this paragraph 4 and in such manner as
                 SMC shall  deem to be in the best  interests  of the Fund after consideration is given to all relevant factors.

           (ii)  In  reaching  a judgment  relative  to the  qualification  of a
                 broker  to  obtain   the  best   execution   of  a   particular
                 transaction, SMC may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such  securities;  the  importance  to the Fund of speed and efficiency of execution;  whether the particular transaction is part of a larger intended  change of portfolio  position in the same  securities;  the execution  capabilities  required by the
                 circumstances  of  the  particular  transaction;   the  capital
                 required by the  transaction;  the overall capital  strength of the broker;  the broker's apparent  knowledge of or familiarity with sources from or to whom such  securities  may be purchased
                 or  sold;   as  well  as  the   efficiency,   reliability   and
                 confidentiality with which the broker has handled the execution of prior similar transactions.

          (iii)  Subject  to  any   statements   concerning  the  allocation  of
                 brokerage  contained in the Fund's  Prospectus  or Statement of
                 Additional  Information,   SMC  is  authorized  to  direct  the
                 execution of portfolio transactions for the Fund to brokers who furnish investment  information or research service to the SMC.
                 Such  allocations  shall be in such amounts and  proportions as
                 SMC may determine.  If the  transaction is directed to a broker
                 providing   brokerage   and  research   services  to  SMC,  the
                 commission  paid for such  transaction  may be in excess of the commission another broker would have charged for effecting that transaction,  if SMC shall have  determined  in good faith that the  commission  is  reasonable in relation to the value of the brokerage and research  services  provided,  viewed in terms of
                 either   that    particular    transaction   or   the   overall
                 responsibilities  of SMC with  respect  to all  accounts  as to which it now or hereafter exercises investment discretion.  For purposes  of the  immediately  preceding  sentence,  "providing
                 brokerage  and  research   services"  shall  have  the  meaning
                 generally  given  such  terms or similar  terms  under  Section
                 28(e)(3) of the Securities Exchange Act of 1934, as amended.

           (iv)  In  the  selection  of  a  broker  for  the  execution  of  any transaction not subject to fixed  commission  rates,  SMC shall have no duty or obligation to seek advance  competitive bidding for  the  most  favorable  negotiated  commission  rate  to  be applicable to such transaction,  or to select any broker solely on the basis of its purported or "posted" commission rates.

            (v)  In connection with  transactions on markets other than national or regional securities  exchanges,  the Fund will deal directly with the selling  principal or market maker  without  incurring charges for the services of a broker on its behalf  unless,  in the best  judgment of SMC,  better  price or  execution  can be obtained by utilizing the services of a broker.

     (d)  LIMITATION  OF LIABILITY  OF SMC WITH RESPECT TO RENDERING  INVESTMENT
          ADVISORY  SERVICES.  So long as SMC shall give the Fund the benefit of its best judgment and effort in rendering investment advisory services hereunder,  SMC shall  not be liable  for any  errors of  judgment  or mistake of law, or for any loss sustained by reason of the adoption of any  investment  policy  or the  purchase,  sale or  retention  of any security  on its  recommendation  shall  have been  based upon its own investigation and research or upon  investigation and research made by any other  individual,  firm or  corporation,  if such  recommendation shall have been made and such other  individual,  firm or  corporation shall  have been  selected  with due care and in good  faith.  Nothing herein contained shall,  however,  be construed to protect SMC against any  liability  to the Fund or its  shareholders  by reason of willful misfeasance,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless  disregard of its  obligations and duties  under this  paragraph  4. As used in this  paragraph  4, "SMC"
          shall include directors, officers and employees of SMC, as well as SMC itself.

 5.  ADMINISTRATIVE AND TRANSFER AGENCY SERVICES.

     (a)  RESPONSIBILITIES  OF SMC.  SMC  will  provide  the Fund  with  general
          administrative,   fund  accounting,   transfer  agency,  and  dividend
          disbursing  services  described  and set forth in  Schedule A attached hereto and made a part of this  Agreement by reference.  SMC agrees to maintain  sufficient  trained  personnel and equipment and supplies to perform such services in conformity with the current Prospectus of the
          Fund and such other  reasonable  standards of  performance as the Fund may from time to time specify,  and otherwise perform such services in an accurate, timely, and efficient manner.

     (b)  INSURANCE. The Fund and SMC agree to procure and maintain,  separately or as joint  insureds with  themselves,  their  directors,  employees, agents and others,  and other investment  companies for which SMC acts as  investment  adviser and  transfer  agent,  a policy or policies of insurance  against  loss arising  from  breaches of trust,  errors and omissions,  and a fidelity bond meeting the  requirements  of the 1940
          Act, in the amounts  and with such  deductibles  as may be agreed upon from time to time. SMC shall be solely  responsible for the payment of premiums due for such policies.

     (c)  REGISTRATION AND COMPLIANCE.

           (i)   SMC  represents  that as of the  date of this  Agreement  it is registered as a transfer agent with the Securities and Exchange
                 Commission ("SEC") pursuant to Subsection 17A of the Securities and  Exchange  Act  of  1934  and  the  rules  and  regulations thereunder, and agrees to maintain said registration and comply with all of the requirements of said Act, rules and regulations so long as this Agreement remains in force.

          (ii)   The  Fund  represents  that  it  is  a  diversified  management investment  company  registered with the SEC in accordance with the 1940 Act and the  rules  and  regulations  thereunder,  and authorized  to sell its shares  pursuant to said Act,  the 1933
                 Act and the rules and regulations thereunder.

     (d)  LIABILITY AND INDEMNIFICATION WITH RESPECT TO RENDERING ADMINISTRATIVE
          AND  TRANSFER  AGENCY  SERVICES.  SMC shall be liable  for any  actual losses,  claims, damages or expenses (including any reasonable counsel
          fees  and   expenses)   resulting   from  SMC's  bad  faith,   willful
          misfeasance,   reckless  disregard  of  its  obligations  and  duties,
          negligence or failure to properly perform any of its  responsibilities or duties  under this  Section 5. SMC shall not be liable and shall be indemnified  and held harmless by the Fund,  for any claim,  demand or action brought against it arising out of or in connection with:

           (i)   The bad faith, willful  misfeasance,  reckless disregard of its duties or  negligence by the Board of Directors of the Fund, or
                 SMC's  acting upon any  instructions  properly  executed or and authorized by the Board of Directors of the Fund;

          (ii)   SMC acting in reliance upon advice given by independent counsel retained by the Board of Directors of the Fund.

          In the  event  that  SMC  requests  the Fund to  indemnify  or hold it harmless hereunder,  SMC shall use its best efforts to inform the Fund of the relevant facts concerning the matter in question. SMC shall use reasonable  care to identify and promptly  notify the Fund  concerning any matter which presents,  or appears likely to present,  a claim for indemnification against the Fund.

          The Fund shall have the  election of  defending  SMC against any claim which may be the subject of  indemnification  hereunder.  In the event the Fund so elects, it will so notify SMC and thereupon the Fund shall take over defenses of the claim,  and if so requested by the Fund, SMC shall incur no further legal or other claims related thereto for which it would be entitled to indemnity  hereunder provided,  however,  that nothing herein contained shall prevent SMC from retaining,  at its own expense,  counsel to defend any claim.  Except  with the Fund's  prior consent,  SMC  shall  in no  event  confess  any  claim  or  make  any compromise  in any matter in which the Fund will be asked to indemnify or hold SMC harmless hereunder.

          PUNITIVE  DAMAGES.  SMC shall not be liable to the Fund,  or any third party,  for punitive,  exemplary,  indirect,  special or consequential damages  (even  if SMC has been  advised  of the  possibility  of such damage) arising from its  obligations and the services  provided under this paragraph 5,  including but not limited to loss of profits,  loss of use of the  shareholder  accounting  system,  cost of  capital  and expenses of substitute facilities, programs or services.

          FORCE   MAJEURE.   Anything  in  this  paragraph  5  to  the  contrary
          notwithstanding,  SMC  shall  not  be  liable  for  delays  or  errors occurring by reason of circumstances beyond its control, including but
          not  limited  to  acts  of  civil  or  military  authority,   national
          emergencies,  work stoppages,  fire, flood,  catastrophe,  earthquake, acts of God,  insurrection,  war, riot,  failure of  communication  or interruption.

     (e)  DELEGATION OF DUTIES. SMC may, at its discretion,  delegate, assign or subcontract any of the duties,  responsibilities and services governed by this agreement, to an affiliated company,  whether or not by formal
          written  agreement,   or  to  any  third  party,  provided  that  such
          arrangement  with a third  party  has been  approved  by the  Board of
          Directors  of  the  Fund.   SMC  shall,   however,   retain   ultimate
          responsibility  to  the  Fund  and  shall  implement  such  reasonable
          procedures   as  may  be  necessary  for  assuring  that  any  duties,
          responsibilities  or services so assigned,  subcontracted or delegated are  performed in  conformity  with the terms and  conditions  of this
          Agreement.

 6.  OTHER  ACTIVITIES NOT  RESTRICTED.  Nothing in this Agreement shall prevent
     SMC or any officer thereof from acting as investment adviser, administrator or transfer agent for any other person,  firm or corporation,  nor shall it in any  way  limit  or  restrict  SMC or  any of its  directors,  officers, stockholders or employees from buying,  selling,  or trading any securities for its own  accounts  or for the  accounts  of  others  for whom it may be acting;  provided,  however,  that SMC  expressly  represents  that it will undertake no  activities  which,  in its  judgment,  will conflict with the performance of its obligations to the Fund under this  Agreement.  The Fund acknowledges  that  SMC  acts  as  investment  adviser,  administrator  and transfer agent to other investment companies,  and it expressly consents to
     SMC  acting as such;  provided,  however,  that if in the  opinion  of SMC, particular securities are consistent with the investment objectives of, and desirable  purchases  or sales  for the  portfolios  of one or more of such other investment companies or series of such companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

 7.  AMENDMENT.  This  Agreement and the schedules  forming a part hereof may be amended at any time, without  shareholder  approval to the extent permitted by applicable law, by a writing signed by each of the parties  hereto.  Any change  in  the  Fund's  registration  statements  or  other  documents  of compliance or in the forms relating to any plan, program or service offered by its current Prospectus which would require a change in SMC's obligations
     hereunder  shall  be  subject  to  SMC's  approval,   which  shall  not  be
     unreasonably withheld.

 8.  DURATION  AND  TERMINATION  OF  AGREEMENT.   This  Agreement  shall  become
     effective on January 27, 2000,  provided that on or before that date it has been  approved  by the  holders of a  majority  of the  outstanding  voting securities of each series of the Fund.  This  Agreement  shall  continue in
     force  until  January  27,  2002,  and  for  successive   12-month  periods
     thereafter,   unless   terminated,   provided  each  such   continuance  is
     specifically  approved  at least  annually by (a) the vote of a majority of the entire Board of  Directors  of the Fund,  and the vote of a majority of the  directors  of the  Fund  who are not  parties  to  this  Agreement  or interested persons (as such terms are defined in the Investment Company Act of 1940) of any such party  cast in person at a meeting  of such  directors called for the purpose of voting upon such approval,  or (b) by the vote of the  holders of a majority of the  outstanding  voting  securities  of each series of the Fund (as defined in the 1940 Act). In the event a majority of the outstanding shares of one series vote for continuance of the Agreement, it will be  continued  for that  series even  though the  Agreement  is not approved by either a majority of the outstanding shares of any other series or by a majority of outstanding shares of the Fund.

     Upon this Agreement becoming effective,  any previous Agreement between the
     Fund and SMC providing for investment advisory,  administrative or transfer agency services shall concurrently terminate,  except that such termination shall not affect any fees accrued and  guarantees  of expenses with respect to any period prior to termination.

     This  Agreement  may be terminated at any time as to any series of the Fund without payment of any penalty,  by the Fund upon the vote of a majority of the Fund's Board of Directors or, by a majority of the  outstanding  voting securities of the applicable series of the Fund, or by SMC, in each case on sixty (60) days' written notice to the other party.  This  Agreement  shall automatically  terminate  in the event of its  assignment  (as such term is defined in the 1940 Act).

 9.  SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under present or future laws effective during the term hereof,  then such clause or provision  shall be considered severed herefrom and the remainder of this Agreement shall continue in full force and effect.

10.  APPLICABLE  LAW.  This  Agreement  shall be  subject  to and  construed  in accordance with the laws of the State of Kansas.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective  officers thereto duly authorized on the day, month and year first above written.

                                        SECURITY EQUITY FUND

                                        By     JOHN D. CLELAND
                                               ---------------------------------
                                        Title: President

ATTEST:

AMY J. LEE
--------------------------
Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By     JAMES R. SCHMANK
                                               ---------------------------------
                                        Title: President

ATTEST:

AMY J. LEE
--------------------------
Secretary

                                   SCHEDULE A
                  INVESTMENT ADVISORY, ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT

     SCHEDULE OF ADMINISTRATIVE AND FUND ACCOUNTING FACILITIES AND SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following administrative facilities and services.

 1.  FUND AND PORTFOLIO ACCOUNTING

     a.  Maintenance of Fund, General Ledger and Journal.
     b.  Preparing and recording disbursements for direct Fund expenses.
     c.  Preparing daily money transfers.
     d.  Reconciliation of all Fund bank and custodian accounts.
     e.  Assisting Fund independent auditors as appropriate.
     f.  Prepare daily projection of available cash balances.
     g.  Record trading  activity for purposes of  determining  net asset values and daily dividend.
     h.  Prepare daily portfolio evaluation report to value portfolio securities and determine daily accrued income.
     i.  Determine the daily net asset value per share.
     j.  Determine the daily, monthly, quarterly,  semiannual or annual dividend per share.
     k.  Prepare monthly, quarterly, semiannual and annual financial statements.
     l.  Provide  financial  information  for  reports  to  the  Securities  and
         Exchange Commission in compliance with the provisions of the Investment
         Company  Act of 1940  and the  Securities  Act of  1933,  the  Internal
         Revenue Service and any other regulatory agencies as required.
     m.  Provide financial, yield, net asset value, etc. information to NASD and other survey and statistical agencies as instructed by the Fund.
     n.  Reports  to  the  Audit  Committee  of  the  Board  of  Directors,   if
         applicable.

 2.  LEGAL

     a.  Provide  registration and other  administrative  services  necessary to qualify  the  shares  of the  Fund  for  sale  in  those  jurisdictions determined from time to time by the Fund's Board of Directors (commonly known as "Blue Sky Registration").
     b.  Provide  registration  with and reports to the  Securities and Exchange
         Commission in compliance with the provisions of the Investment  Company
         Act of 1940 and the Securities Act of 1933.
     c.  Prepare  and  review  Fund   Prospectus  and  Statement  of  Additional
         Information.
     d.  Prepare  proxy  statements  and  oversee  proxy  tabulation  for annual meetings.
     e.  Prepare Board materials and maintain minutes of the Board meetings.
     f.  Draft,  review and  maintain  contractual  agreements  between Fund and
         Investment Adviser, Custodian, Distributor and Transfer Agent.
     g.  Oversee   printing   of  proxy   statements,   financial   reports   to
         shareholders, prospectus and Statements of Additional Information.
     h.  Provide legal advice and oversight regarding shareholder  transactions, administrative services, compliance with contractual agreements and the provisions of the 1940 and 1933 Acts.

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following transfer agency and dividend disbursing service.

 1.  Maintenance of shareholder accounts, including processing of new accounts.

 2.  Posting  address  changes  and  other  file   maintenance  for  shareholder
     accounts.

 3.  Posting all transactions to the shareholder file, including:

     a.  Direct purchases;
     b.  Wire order purchases;
     c.  Direct redemptions;
     d.  Wire order redemptions;
     e.  Draft redemptions;
     f.  Direct exchanges;
     g.  Transfers;
     h.  Certificate issuances; and
     i.  Certificate deposits.

 4.  Monitor fiduciary processing, insuring accuracy and deduction of fees.

 5.  Prepare daily  reconciliation's of shareholder processing to money movement instructions.

 6.  Handle bounced check  collections.  Immediately  liquidate shares purchased
     and  return  to  the  shareholder   the  check  and   confirmation  of  the
     transaction.

 7.  Issuing all checks and stopping and replacing lost checks.

 8.  Draft clearing services.

     a.  Maintenance of signature cards and appropriate corporate resolutions.
     b.  Comparison  of the  signature  on the  check to the  signatures  on the signature  card for the  purpose of paying the face amount of the check only.
     c.  Receiving  checks  presented for payment and  liquidating  shares after verifying account balance.
     d.  Ordering checks in quantity specified by the Fund for the shareholder.

 9.  Mailing   confirmations,   checks  and/or   certificates   resulting   from
     transaction requests to shareholders.

10.  Performing all of the Fund's other mailings, including:

     a.  Dividend and capital gain distributions;
     b.  Semiannual and annual reports;
     c.  1099/year-end shareholder reporting;
     d.  Systematic withdrawal plan payments; and
     e.  Daily confirmations.

11.  Answering all service related  telephone  inquiries from  shareholders  and others, including:

     a.  General and policy inquiries (research and resolve problems);
     b.  Fund yield inquiries;
     c.  Taking shareholder  processing requests and account maintenance changes by telephone as described above;
     d.  Submit pending requests to correspondence;
     e.  Monitor on-line statistical performance of unit; and
     f.  Develop reports on telephone activity.

12.  Respond to written inquiries (research and resolve problems), including:

     a.  Initiate   shareholder   account    reconciliation    proceeding   when
         appropriate;
     b.  Notify shareholder of bounced investment checks;
     c.  Respond to financial institutions regarding verification of deposit;
     d.  Initiate proceedings regarding lost certificates;
     e.  Respond to complaints and log activities; and
     f.  Correspondence control.

13.  Maintaining and retrieving all required past history for  shareholders  and provide research capabilities as follows:

     a.  Daily   monitoring  of  all  processing   activity  to  verify  back-up
         documentation;
     b.  Provide exception reports;
     c.  Microfilming; and
     d.  Storage, retrieval and archive.

14.  Prepare materials for annual meetings.

     a.  Address and mail annual proxy and related material.
     b.  Prepare and submit to Fund an affidavit of mailing.
     c.  Furnish  certified  list of  shareholders  (hard copy or microfilm) and inspectors of elections.

15.  Report and remit as necessary for state escheat requirements.

Approved:  Fund       JOHN D. CLELAND            SMC      JAMES R. SCHMANK
               -----------------------------        ----------------------------

                                  AMENDMENT TO
                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

   WHEREAS,  Security Equity Fund (the "Fund") and Security  Management Company,
LLC ("SMC") are parties to an  Investment  Management  and  Services  Agreement,
dated January 27, 2000,  (the  "Agreement"),  under which SMC, agrees to provide
investment  research  and  advice,  general  administrative,   fund  accounting,
transfer agency and dividend  disbursing  services to the Fund in return for the compensation specified in the Agreement;

   WHEREAS,  on July 21, 2000, the Board of Directors of the Fund authorized the
Fund to offer shares of its Series in a new class of shares  designated as Class
S shares; and

   WHEREAS,  this  amendment to the  Agreement is subject to the approval of the initial shareholder of the Class S shares of each Series;

   NOW,  THEREFORE  BE IT  RESOLVED,  that  the Fund and SMC  hereby  amend  the
Investment Advisory Contract, effective July 21, 2000, as follows:

   Paragraph  2(b) and (c) shall be deleted in their  entirety and the following paragraphs shall be inserted in lieu thereof:

   2.  ALLOCATION OF EXPENSES AND CHARGES.

       (b)  EXPENSES OF THE FUND.  Anything in this  Agreement  to the  contrary notwithstanding, the Fund shall pay or reimburse SMC for the payment of the  following  described  expenses  of the Fund  whether  or not billed to the Fund, SMC or any related entity:

              (i)  brokerage fees and commissions;
             (ii)  taxes;
            (iii)  interest expenses;
             (iv)  any extraordinary expenses approved by the Board of Directors of the Fund; and
              (v)  distribution  fees paid  under the  Fund's  Class A, Class B,
                   Class C, and Class S Distribution Plans;

            and, in addition to those  expenses  set forth  above,  Total Return
            Series,  Social Awareness  Series,  Mid Cap Value Series,  Small Cap
            Growth Series,  International Series,  Enhanced Index Series, Select
            25 Series,  Large Cap Growth Series, and Technology Series shall pay all expenses of the Series whether or not billed to the Fund, SMC or any related  entity,  including,  but not limited to the  following:
            Board of Directors' fees; legal,  auditing and accounting  expenses;
            insurance  premiums;  broker's  commissions;  taxes and governmental fees  and any  membership  dues;  fees  of  custodian;  expenses  of obtaining  quotations on the Fund's portfolio securities and pricing of the Fund's  shares;  costs and  expenses in  connection  with the registration of the Fund's capital stock under the Securities Act of
            1933 and  qualification  of the Fund's  capital stock under the Blue
            Sky laws of the  states  where  such  stock is  offered;  costs  and expenses in connection  with the  registration of the Fund under the
            Investment  Company Act of 1940 and all periodic  and other  reports
            required   thereunder;   expenses   of   preparing,   printing   and
            distributing reports, proxy statements, prospectuses,  statements of additional  information,  notices and distributions to stockholders;
            costs of stockholder and other meetings; and expenses of maintaining the Fund's corporate existence.  Notwithstanding the foregoing,  SMC shall pay all  expenses  related  to the  initial  registration  and qualification  of the  Class C and  Class S shares  of Total  Return
            Series,  Social Awareness  Series,  Mid Cap Value Series,  Small Cap
            Growth Series,  International Series,  Enhanced Index Series, Select
            25 Series, Large Cap Growth Series, and Technology Series, under the
            Blue Sky laws of the states where such class of stock is offered.

       (c)  EXPENSE CAP. For each of the Fund's full fiscal years this Agreement remains in force,  SMC agrees that if total annual  expenses of each
            Series of the Fund identified below,  exclusive of interest,  taxes, extraordinary  expenses  (such as  litigation),  brokerage  fees and commissions,  and 12b-1 fees paid  under a Fund's  Class A, Class B,
            Class C, or  Class S  Distribution  Plans,  but  inclusive  of SMC's compensation,  exceeds  the  amount set forth  below  (the  "Expense
            Cap"),  SMC will  contribute to such Series such funds or waive such portion of its fee, adjusted  monthly,  as may be required to insure that the total  annual  expenses  of the Series  will not exceed the
            Expense Cap. If this Agreement shall be effective for only a portion of a Series' fiscal year,  then the maximum annual expenses shall be prorated for such portion.

                                   EXPENSE CAP

            International Series, Class A, B, C, and S shares - 2.25%
            Enhanced Index Series, Class A, B, C, and S shares - 1.75%
            Select 25 Series, Class A, B, C, and S shares - 1.75%

   Paragraph  3(b) shall be deleted in its entirety and the following  paragraph inserted in lieu thereof:

   3.  COMPENSATION OF SMC.

       (b)  For each of the Fund's fiscal years this Agreement remains in force,
            SMC agrees that if total annual  expenses of any Series of the Fund, exclusive of interest  and taxes,  extraordinary  expenses  (such as litigation)  and  distribution  fees paid under the Fund's  Class A,
            Class B, Class C, and Class S Distribution  Plans,  but inclusive of
            SMC's  compensation,  exceed any expense limitation imposed by state securities  law or  regulation  in any state in which shares of such
            Series of the Fund are then qualified for sale, as such  regulations may be amended from time to time, SMC will contribute to such Series such funds or waive such portion of its fee,  adjusted  monthly,  as may be requisite to insure that such annual expenses will not exceed any such limitation. If this Agreement shall be effective for only a portion of any Series' fiscal year, then the maximum annual expenses shall be prorated for such portion.  Brokerage fees and  commissions incurred in connection  with the purchase or sale of any  securities by a Series shall not be deemed to be expenses within the meaning of this paragraph (b).

   IN WITNESS  WHEREOF,  the parties  hereto have executed this Amendment to the
Investment Management and Services Agreement this 21st day of July, 2000.

                                              SECURITY EQUITY FUND

                                              By: JAMES R. SCHMANK
                                                  ------------------------------
                                                  James R. Schmank, President
ATTEST:

By: AMY J. LEE
    ------------------------------
    Amy J. Lee, Secretary
                                              SECURITY MANAGEMENT COMPANY, LLC

                                              By: JAMES R. SCHMANK
                                                  ------------------------------
                                                  James R. Schmank, President
ATTEST:

By: AMY J. LEE
    ------------------------------
    Amy J. Lee, Secretary

                                   SCHEDULE A
                  INVESTMENT ADVISORY, ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT

     SCHEDULE OF ADMINISTRATIVE AND FUND ACCOUNTING FACILITIES AND SERVICES

   Security  Management  Company,  LLC agrees to provide the Fund the  following administrative facilities and services.

 1.  Fund and Portfolio Accounting

     a.  Maintenance of Fund, General Ledger and Journal.
     b.  Preparing and recording disbursements for direct Fund expenses.
     c.  Preparing daily money transfers.
     d.  Reconciliation of all Fund bank and custodian accounts.
     e.  Assisting Fund independent auditors as appropriate.
     f.  Prepare daily projection of available cash balances.
     g.  Record trading  activity for purposes of  determining  net asset values and daily dividend.
     h.  Prepare daily portfolio evaluation report to value portfolio securities and determine daily accrued income.
     i.  Determine the daily net asset value per share.
     j.  Determine the daily, monthly, quarterly,  semiannual or annual dividend per share.
     k.  Prepare monthly, quarterly, semiannual and annual financial statements.
     l.  Provide  financial  information  for  reports  to  the  Securities  and
         Exchange Commission in compliance with the provisions of the Investment
         Company  Act of 1940  and the  Securities  Act of  1933,  the  Internal
         Revenue Service and any other regulatory agencies as required.
     m.  Provide financial, yield, net asset value, etc. information to NASD and other survey and statistical agencies as instructed by the Fund.
     n.  Reports  to  the  Audit  Committee  of  the  Board  of  Directors,   if
         applicable.

 2.  Legal

     a.  Provide  registration and other  administrative  services  necessary to qualify  the  shares  of the  Fund  for  sale  in  those  jurisdictions determined from time to time by the Fund's Board of Directors (commonly known as "Blue Sky Registration").
     b.  Provide  registration  with and reports to the  Securities and Exchange
         Commission in compliance with the provisions of the Investment  Company
         Act of 1940 and the Securities Act of 1933.
     c.  Prepare  and  review  Fund   Prospectus  and  Statement  of  Additional
         Information.
     d.  Prepare  proxy  statements  and  oversee  proxy  tabulation  for annual meetings.
     e.  Prepare Board materials and maintain minutes of the Board meetings.
     f.  Draft,  review and  maintain  contractual  agreements  between Fund and
         Investment Adviser, Custodian, Distributor and Transfer Agent.
     g.  Oversee   printing   of  proxy   statements,   financial   reports   to
         shareholders, prospectus and Statements of Additional Information.
     h.  Provide legal advice and oversight regarding shareholder  transactions, administrative services, compliance with contractual agreements and the provisions of the 1940 and 1933 Acts.

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

   Security  Management  Company,  LLC agrees to provide the Fund the  following transfer agency and dividend disbursing service.

 1.  Maintenance of shareholder accounts, including processing of new accounts.

 2.  Posting  address  changes  and  other  file   maintenance  for  shareholder
     accounts.

 3.  Posting all transactions to the shareholder file, including:

     a.  Direct purchases;
     b.  Wire order purchases;
     c.  Direct redemptions;
     d.  Wire order redemptions;
     e.  Draft redemptions;
     f.  Direct exchanges;
     g.  Transfers;
     h.  Certificate issuances; and
     i.  Certificate deposits.

 4.  Monitor fiduciary processing, insuring accuracy and deduction of fees.

 5.  Prepare daily  reconciliations of shareholder  processing to money movement instructions.

 6.  Handle bounced check  collections.  Immediately  liquidate shares purchased
     and  return  to  the  shareholder   the  check  and   confirmation  of  the
     transaction.

 7.  Issuing all checks and stopping and replacing lost checks.

 8.  Draft clearing services.

     a.  Maintenance of signature cards and appropriate corporate resolutions.
     b.  Comparison  of the  signature  on the  check to the  signatures  on the signature  card for the  purpose of paying the face amount of the check only.
     c.  Receiving  checks  presented for payment and  liquidating  shares after verifying account balance.
     d.  Ordering checks in quantity specified by the Fund for the shareholder.

 9.  Mailing   confirmations,   checks  and/or   certificates   resulting   from
     transaction requests to shareholders.

10.  Performing all of the Fund's other mailings, including:

     a.  Dividend and capital gain distributions;
     b.  Semiannual and annual reports;
     c.  1099/year-end shareholder reporting;
     d.  Systematic withdrawal plan payments; and
     e.  Daily confirmations.

11.  Answering all service related  telephone  inquiries from  shareholders  and others, including:

     a.  General and policy inquiries (research and resolve problems);
     b.  Fund yield inquiries;
     c.  Taking shareholder  processing requests and account maintenance changes by telephone as described above;
     d.  Submit pending requests to correspondence;
     e.  Monitor on-line statistical performance of unit; and
     f.  Develop reports on telephone activity.

12.  Respond to written inquiries (research and resolve problems), including:

     a.  Initiate   shareholder   account    reconciliation    proceeding   when
         appropriate;
     b.  Notify shareholder of bounced investment checks;
     c.  Respond to financial institutions regarding verification of deposit;
     d.  Initiate proceedings regarding lost certificates;
     e.  Respond to complaints and log activities; and
     f.  Correspondence control.

13.  Maintaining and retrieving all required past history for  shareholders  and provide research capabilities as follows:

     a.  Daily   monitoring  of  all  processing   activity  to  verify  back-up
         documentation;
     b.  Provide exception reports;
     c.  Microfilming; and
     d.  Storage, retrieval and archive.

14.  Prepare materials for annual meetings.

     a.  Address and mail annual proxy and related material.
     b.  Prepare and submit to Fund an affidavit of mailing.
     c.  Furnish  certified  list of  shareholders  (hard copy or microfilm) and inspectors of elections.

15.  Report and remit as necessary for state escheat requirements.

Approved:  Fund      JAMES R. SCHMANK            SMC      JAMES R. SCHMANK
               -----------------------------        ----------------------------